EXHIBIT D
ASSIGNMENT AND JOINDER, DATED AS OF MARCH 25, 2011, AMONG SINA,
MAXPRO HOLDINGS LIMITED AND EVER KEEN HOLDINGS LIMITED
EXECUTION COPY
ASSIGNMENT AND JOINDER
     This Assignment and Joinder (this “Agreement”) is executed on March 25, 2011 (the “Effective Date”) by and among SINA CORPORATION, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Purchaser”), Maxpro Holdings Limited (“Maxpro”) and Ever Keen Holdings Limited (“Ever Keen”, and together with Maxpro, the “Sellers”), each, a limited liability company incorporated in the British Virgin Islands.
R E C I T A L S
     A. WHEREAS, the Purchaser and the Sellers have entered into a Share Purchase Agreement dated as of February 28, 2011(the “Share Purchase Agreement”) pursuant to which the Sellers have sold to the Purchaser, and the Purchaser has purchased from the Sellers, 76,986,529 outstanding ordinary shares (the “Ordinary Shares”, and the Ordinary Shares purchased by the Purchaser from the Sellers, the “Sale Shares”), par value US$0.0001 per share of Mecox Lane Limited, a Cayman Islands corporation (the “Company). Capitalized terms used but not defined herein shall have the meaning given to them in the Share Purchase Agreement.
     B. WHEREAS, the Company has granted the Sellers certain rights in respect of their Ordinary Shares pursuant to the Registration Rights Agreement.
     C. WHEREAS, pursuant to Section 2.3 of the Registration Rights Agreement, a Seller may assign its rights granted to them by the Company under the Registration Rights Agreement to a transferee or assignee of at least 500,000 ordinary shares of the Company held by the Seller not sold to the public, provided that the Company is given written notice by such Seller at the time or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, provided, further, that in connection with and as a condition to said transfer or assignment pursuant to Section 2.3, said transferee or assignee shall agree to be bound by and subject to the terms and conditions of the Registration Rights Agreement.
     D. WHEREAS, pursuant to the Share Purchase Agreement, Maxpro Holdings Limited has validly transferred 46,550,255 Ordinary Shares of the Company to the Purchaser and Ever Keen Holdings Limited has validly transferred 30,436,274 Ordinary Share of the Company to the Purchaser.
     E. WHEREAS, pursuant to the SPA, the Sellers have agreed to assign to the Purchaser their rights under the Registration Rights Agreement and the Purchaser has agreed to become bound by the terms of the Registration Rights Agreement, in each case, with respect to the Sale Shares.
     NOW, THEREFORE, the Purchaser and the Sellers hereby agree as follows:
     1. Assignment and Assumption. Each Seller hereby assigns, transfers and conveys to the Purchaser its entire right, title and interest in and to its rights under the Registration Rights Agreement with respect to its portion of the Sale Shares, and the Purchaser hereby assumes and agrees to perform all of the obligations of the Sellers under the Registration Rights Agreement with respect to the Sale Shares.
     2. Joinder. By executing and delivering this Agreement to the Sellers, the Purchaser hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement in the same manner as if the undersigned were an Investor, as such term is defined in the Stockholders Agreement.

     3. Incorporation by Reference. Sections 10.02, 10.04 and 10.06 through 10.13 of the Share Purchase Agreement shall be incorporated herein by reference and shall constitute terms of this Agreement binding upon the parties hereto.
[Signature page follows]

     IN WITNESS WHEREOF, the undersigned have entered into, executed and delivered this Acknowledgment, intending it to be effective as of the Effective Date:

SINA CORPORATION a Cayman Islands corporation
By:	/s/ Charles Chao
	Name:	Charles Chao
	Title:	President

Maxpro Holdings Limited a British Virgin Islands limited liability company
By:	/s/ Nanpeng Shen
	Name:	Neil Nanpeng Shen
	Title:	Director

Ever Keen Holdings Limited a British Virgin Islands limited liability company
By:	/s/ Nanpeng Shen
	Name:	Neil Nanpeng Shen
	Title:	Director

[Signature Page to Sina Assignment and Joinder]